ENTERGY ENTERPRISES, INC.
UNCONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 1996
(UNAUDITED)


                        ASSETS

 PROPERTY
 Furniture and Equipment                               $       2,000,962.60
 Intangible Assets                                                30,681.57
                                                            ---------------
      Total Property                                           2,031,644.17
                                                            ---------------
 INVESTMENTS
 Investment in FPN                                             1,876,038.28
 Investment in Entergy EIS, Inc.                             163,500,000.00
 Earnings from Entergy EIS, Inc.                             (68,051,897.97)
 Entergy Operations Services, Inc.                             2,951,920.29
 Other Investments                                                    90.36
 Special Deposits                                                 79,444.11
                                                            ---------------
                                                             100,355,595.07
                                                            ---------------
 CURRENT & ACCRUED ASSETS
 Cash                                                           (218,952.65)
 Working Funds/Travel Advances                                   183,900.00
 Temporary Cash Investments                                            0.00
 Accounts Receivable                                            (173,311.78)
 Accounts Receivable - Associated Companies                   19,474,976.61
 Accrued Interest                                                    931.17
                                                            ---------------
      Total Current and Accrued Assets                        19,267,543.35
                                                            ---------------
 DEFERRED DEBITS
 Accumulated Deferred Income Tax-Fed & State                   9,226,122.24
 Miscellaneous Deferred Debits                                  (999,722.96)
                                                            ---------------
      Total Deferred Debits                                    8,226,399.28
                                                           ----------------
           Total Assets                                $     129,881,181.87
                                                           ================

These are interim financial statements prepared without notes.
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ENTERGY ENTERPRISES, INC.
UNCONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 1996
(UNAUDITED)


                       CAPITAL

 Common Stock                                          $      57,400,000.00
 Miscellaneous Paid-in Capital                               150,000,000.00
 Retained Earnings                                           (90,561,279.73)
                                                           ----------------
      Total Capital                                          116,838,720.27
                                                           ----------------
                     LIABILITIES

 CURRENT & ACCRUED LIABILITIES
 Accounts Payable                                                852,242.96
 Accounts Payable to Associated Companies                        393,564.71
 Taxes Accrued                                                 3,180,864.65
 Tax Collections Payable                                        (444,155.49)
 Miscellaneous Current & Accrued Liabilities                   3,524,694.18
                                                           ----------------
      Total Current & Accrued Liabilities                      7,507,211.01
                                                           ----------------
                   DEFERRED CREDITS

 Other Deferred Credits                                        5,535,250.59
                                                           ----------------
      Total Deferred Credits                                   5,535,250.59
                                                           ----------------
      Total Liabilities                                       13,042,461.60
                                                           ----------------
           Total Capital & Liabilities                 $     129,881,181.87
                                                           ================

These are interim financial statements prepared without notes.

ENTERGY ENTERPRISES, INC.
UNCONSOLIDATED INCOME STATEMENT
NINE MONTHS ENDED SEPTEMBER 30, 1996
(UNAUDITED)


                       REVENUE

 Services Rendered Non-Associates                      $          88,376.33
 Services Rendered Associates                                 21,072,776.27
 Equity in Earnings of Subsidiaries                          (21,395,914.23)
 Interest Income                                                 126,657.72
 Miscellaneous Income                                             26,706.00
                                                           ----------------
      Total Revenue                                              (81,397.91)
                                                           ----------------
                       EXPENSES

 Salaries, Wages and Benefits                                 11,981,516.50
 Outside Services                                              7,812,446.59
 Rent                                                          1,248,817.11
 Administrative and General                                    5,623,673.87
 Active Development Credit                                    (3,138,218.97)
 Insurance
 Directors' Fees and Expenses                                     20,776.00
                                                           ----------------
      Total Administrative and General Expense                23,549,011.10

 Taxes Other Than Income                                          60,001.40
 Depreciation and Amortization                                   545,929.69
 Amortization of EIS Organization Costs                           18,920.42
 Miscellaneous Expenses                                           14,568.60
                                                           ----------------
      Total Expenses                                          24,188,431.21
                                                           ----------------
 Interest Expense                                                     45.00
                                                           ----------------
 Income (Loss) Before Income Taxes                           (24,269,874.12)

 Income Taxes - Federal                                          323,725.26
 Income Taxes - State (Benefit)                                   64,299.90
 Provision for Deferred Income Taxes - Federal                (1,238,332.80)
 Provision for Deferred Income Taxes - State                    (245,963.72)
                                                           ----------------
 Net Income (Loss)                                     $     (23,173,602.76)
                                                           ================

These are interim financial statements prepared without notes.